                                                                    EXHIBIT 99.1

[MEADOWBROOK LOGO]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

                        MEADOWBROOK INSURANCE GROUP, INC.
             REPORTS FOURTH QUARTER 2004 NET INCOME OF $2.8 MILLION
                          UP FROM $2.2 MILLION IN 2003

                          - NET INCOME INCREASED 27.4%
                           - REVENUES INCREASED 17.1%
                 - 2004 YEAR TO DATE NET INCOME OF $14.1 MILLION
      - EARNINGS PER DILUTED SHARE OF $0.09 FOR THE FOURTH QUARTER OF 2004
         - EARNINGS PER DILUTED SHARE UP 37% TO $0.48 FOR THE YEAR 2004

                              SOUTHFIELD, MICHIGAN
                                FEBRUARY 14, 2005

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended December 31, 2004, of $2.8 million, or $0.09 per diluted share, compared to net income of $2.2 million, or $0.07 per diluted share, in 2003.

Net income for the year ended December 31, 2004 was $14.1 million, or $0.48 per diluted share, compared to net income of $10.1 million, or $0.35 per diluted share, for 2003. This improvement reflects the growth in earned premium in profitable programs, continued rate increases, growth in agency commissions, overall expense management, and the leveraging of fixed costs. In addition, this full year improvement in net income reflects an after-tax benefit of approximately $1.4 million resulting from the acceleration of revenue recognition, net of expenses, related to the early termination of a specific multi-state claims run-off contract.

Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: "We are pleased by the consistent and improving earnings pattern that we have experienced since our 2002 public offering. The 2004 fourth quarter and annual net income demonstrate our commitment to continued underwriting discipline, our focus on growing our profitable specialty program and fee-for-service businesses, and our on-going plan to leverage fixed costs."

Fourth Quarter Results:

During the quarter, gross written premium increased $19.9 million, or 31.9%, to $82.3 million, from $62.4 million for the comparable period in 2003. This increase reflects anticipated growth from premium rate

PRESS RELEASE                                                            PAGE 2

increases, the conversion of existing controlled programs to the Company's underwriting subsidiaries, the growth of existing programs, and the implementation of new programs with proven track records of profitability.

Revenues:

Revenues increased $10.3 million, or 17.1%, to $70.9 million for the quarter ended December 31, 2004, from $60.6 million for the comparable period in 2003.

Net earned premium increased $11.3 million, or 23.9%, to $58.7 million for the quarter ended December 31, 2004, from $47.4 million for the comparable period in 2003. This increase reflects the impact of overall rate increases of 13.6% and 8.4% achieved in 2003 and 2004, respectively, and growth in program business.

As anticipated, net commissions and fees decreased $2.1 million, or 21.5%, to $7.7 million for the quarter. This decrease is primarily related to the planned run-off and the acceleration of revenue recognition due to the early termination of two limited duration fee-for-service contracts. However, intercompany fees, which are eliminated upon consolidation, increased $2.4 million. Gross commissions and fees, before consolidation, increased to $20.4 million for the quarter from $20.1 million for the comparable period in 2003.

Net investment income increased $653,000, or 19.5%, to $4.0 million for the quarter ended December 31, 2004, from $3.4 million for the comparable period in 2003. Average invested assets increased $71.3 million, or 22.3%, to $390.9 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium during 2003 and 2004, $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004, and the final commutation of the surplus relief treaty. This increase was partially offset by a slight decrease in the average investment yield to 4.1%, compared to 4.2% for the comparable period in 2003. The current pre-tax book yield is 3.9%. The decrease in investment yield reflects accelerated prepayments on mortgage-backed securities in previous quarters and reinvestment of cash flows in municipal bonds and other securities in an interest rate environment where macro interest rates were still relatively low.

Expenses:

Incurred losses increased $8.0 million, or 25.8%, to $38.8 million for the quarter ended December 31, 2004, from $30.8 million for the comparable period in 2003. The loss and loss adjustment expense ratio for the quarter ended December 31, 2004 was 70.0%, compared to 69.5% for the comparable period in 2003. The loss and LAE ratio for the quarter ended December 31, 2004 was adversely impacted by the effect of the commutation of the 2000 and 2001 surplus relief reinsurance agreement and a reclassification between losses and expenses on one inactive program. The impact of these settlements resulted in an increase to the loss and LAE ratio of 2.9 percentage points and a corresponding 2.9 percentage point decrease to the GAAP expense ratio. The current quarter loss ratio reflects an increase in net ultimate loss estimates on prior accident years of $2.8 million, of which $1.7 million is from the previously mentioned commutation and reclassification. The remaining $1.1 million of adverse development is from a small number of old claims in an isolated group of programs. This $1.1 million increase in net ultimate loss estimates on prior accident years equals 0.6% of the Company's net loss and loss adjustment expense reserves of $192.0 million, as of December 31, 2003. This development on prior accident years was partially offset by continued rate increases and the growth of earned premium in the current accident year from profitable programs.

Policy acquisition and other underwriting expenses increased $966,000, or 12.3%, to $8.8 million for the quarter ended December 31, 2004, from $7.9 million for the comparable period in 2003. The GAAP expense ratio was 32.6% for the quarter ended December 31, 2004, compared to 33.6% for the quarter

PRESS RELEASE                                                            PAGE 3

ended December 31, 2003. As mentioned above, the commutation and the reclassification had a favorable impact of 2.9 percentage points. Partially offsetting this favorable impact was the anticipated increase in gross outside commissions. This is a result of a shift in the balance between workers' compensation and general liability. The general liability line of business has a higher commission rate and a lower loss ratio.

The GAAP combined ratio was 102.6% for the fourth quarter of 2004, compared to 103.1% for the comparable period in 2003. The GAAP combined ratio for the year ended December 31, 2004 was 101.4% compared to 104.4% for 2003.

Commenting on the 2004 GAAP combined ratio, Mr. Cubbin stated: "Despite the relatively small amount of adverse development, we are pleased with improvement in the GAAP combined ratio from 2003 to 2004. This reflects a 2.4 percentage point improvement in the accident year loss ratio from 2003 to 2004 from the earning pattern of controlled growth of premium in profitable programs, continued rate increases, control of expenses, and leveraging fixed costs."

Salaries and employee benefits for the quarter ended December 31, 2004 increased $814,000, or 6.8%, to $12.9 million, from $12.1 million for the comparable period in 2003, due primarily to merit increases and performance-based variable compensation. These increases were partially offset by a slight decrease in staffing levels.

Other administrative expenses increased $588,000, or 9.8%, to $6.6 million for the quarter ended December 31, 2004, from $6.0 million for the comparable period in 2003. This increase is primarily attributable to an increase in contract services and outsourcing expenses.

Interest expense increased $431,000, or 134.3%, to $752,000 for the quarter, from $321,000 for the comparable period in 2003. Interest expense increased $411,000 related to the senior debentures and junior subordinated debentures. Excluding the interest related to the debentures, interest expense increased $20,000, or 10.9%, to $204,000, from $184,000 for the comparable period in 2003.
This reflects a lower average outstanding balance on the credit facility of $12.9 million during the quarter ended December 31, 2004, from $18.4 million for the comparable period in 2003, offset by an increase in the effective interest rate from 4.0% for the fourth quarter of 2003 to 6.3% for the comparable period of 2004. The increase in the effective interest rate is a result of the increase in the underlying Eurocurrency based rate.

Year to Date Results:

Net Income:

Net income for the year ended December 31, 2004 increased 39.2% to $14.1 million, or $0.48 per diluted share, compared to net income of $10.1 million, or $0.35 per diluted share, for 2003.

Gross written premium increased $60.2 million, or 23.8%, to $313.5 million for the year ended December 31, 2004, from $253.3 million for 2003.

Revenues:

Revenues increased $59.5 million, or 28.2%, to $270.3 million for the year ended December 31, 2004, from $210.8 million for 2003.

Net earned premium increased $63.3 million, or 41.9%, to $214.5 million for the year ended December 31, 2004, from $151.2 million for 2003.

PRESS RELEASE                                                            PAGE 4

Net commissions and fees decreased $4.8 million, or 10.5%, to $40.5 million for the year ended December 31, 2004, from $45.3 million for 2003. This decrease is primarily related to the planned run-off and the acceleration of revenue recognition due to the early termination of two limited duration fee-for-service contracts.

Expenses:

Incurred losses increased $37.5 million, or 38.1%, to $135.9 million for the year ended December 31, 2004, from $98.5 million for 2003. The loss and loss adjustment expense ratio for the year ended December 31, 2004 was 67.9%, compared to 70.1% for 2003.

Other expenses increased $17.9 million, or 18.6%, to $114.0 million for the year ended December 31, 2004, from $96.1 million for 2003. The GAAP expense ratio was 33.5% for the year ended December 31, 2004, compared to 34.3% for 2003.

Other Matters:

Shareholders' equity increased to $167.5 million, or $5.76 per common share, at December 31, 2004, compared to $155.1 million, or $5.34 per common share, at December 31, 2003. The increase in shareholders' equity reflects year-to-date net income, partially offset by a decrease of $2.6 million in the net unrealized gain in the Company's investment portfolio. The net unrealized gain was $4.8 million at December 31, 2004, down from $7.4 million at December 31, 2003. The net unrealized gain decreased during the quarter from $6.1 million at September 30, 2004.

At December 31, 2004, the Company's debt-to-equity ratio was 26.5%, compared to 15.7% at December 31, 2003. The increase in the debt-to-equity ratio is due to the senior debenture and junior subordinated debentures. Excluding these interest only, 30-year debentures, the debt-to-equity ratio would be 5.4% at December 31, 2004, compared to 9.0% at December 31, 2003.

Statutory surplus increased in the quarter to $120.7 million at December 31, 2004, from $111.2 million at September 30, 2004, and from $99.9 million at December 31, 2003. The increase in statutory surplus was primarily due to statutory underwriting profits during the quarter and changes in non-admitted assets which were partially offset by an increase in gross deferred taxes.

Cash flow provided by operations was $27.4 million for the quarter ended December 31, 2004, compared to $16.0 million in 2003. For the year ended December 31, 2004, cash flow provided by operations was $70.7 million, compared to $47.5 million for the comparable period of 2003.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                         PAGE 5

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                           DECEMBER 31,          DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                         2004                 2003
-------------------------------------                     ------------          ------------
BALANCE SHEET DATA

ASSETS
            Cash and invested assets                      $    402,156          $     324,234
            Premium & agents balances                           84,094                 77,554
            Reinsurance recoverable                            169,069                165,012
            Deferred policy acquisition costs                   25,167                 19,564
            Prepaid reinsurance premiums                        26,075                 20,492
            Goodwill                                            28,997                 28,997
            Other assets                                        54,554                 56,413
                                                          ------------          -------------

TOTAL ASSETS                                              $    790,112          $     692,266
                                                          ============          =============
LIABILITIES
            Loss and loss adjustment expense reserves     $    378,157          $     339,465
            Unearned premium reserves                          134,302                109,677
            Debt                                                12,144                 17,506
            Debentures                                          35,310                 10,310
            Other liabilities                                   62,689                 60,195
                                                          ------------          -------------
TOTAL LIABILITIES                                              622,602                537,153

STOCKHOLDERS' EQUITY
            Common stockholders' equity                        167,510                155,113
                                                          ------------          -------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                  $    790,112          $     692,266
                                                          ============          =============
BOOK VALUE PER COMMON SHARE                               $       5.76          $        5.34

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES                     $       5.60          $        5.09

EARNINGS RELEASE                                                         PAGE 6

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT                                                      FOR THE QUARTER                   FOR THE YEAR
  SHARE & PER SHARE DATA)                                                 ENDED DECEMBER 31,               ENDED DECEMBER 31,
                                                                    -----------------------------     -----------------------------
SUMMARY DATA                                                            2004             2003             2004             2003
------------                                                        ------------     ------------     ------------    -------------
           Gross premiums written                                   $     82,334     $     62,432     $    313,493    $     253,280
           Net premiums written                                           61,682           47,280          233,961          189,827

REVENUES
           Net premiums earned                                      $     58,734     $     47,404     $    214,493    $     151,205
           Commissions and fees (net)                                      7,741            9,861           40,535           45,291
           Net investment income                                           4,010            3,357           14,911           13,484
           Net capital (losses) gains                                        412              (55)             339              823
                                                                    ------------     ------------     ------------    -------------
                                               TOTAL REVENUES             70,897           60,567          270,278          210,803

EXPENSES
           Net losses & loss adjustment expenses (1)                      38,774           30,820          135,938           98,472
           Salaries & employee benefits                                   12,880           12,066           52,297           48,238
           Interest on notes payable                                         752              321            2,281              977
           Policy acquisition and other underwriting expenses (1)          8,839            7,873           33,424           23,606
           Other administrative expenses                                   6,597            6,009           25,964           23,232
                                                                    ------------     ------------     ------------    -------------
                                               TOTAL EXPENSES             67,842           57,089          249,904          194,525
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                             3,055            3,478           20,374           16,278
           Income tax expense                                                309            1,317            6,352            6,182
           Equity earnings of affiliates                                      11                3               39                3
                                                                    ------------     ------------     ------------    -------------
NET INCOME                                                          $      2,757     $      2,164     $     14,061    $      10,099
                                                                    ============     ============     ============    =============
NET OPERATING INCOME (2)                                            $      2,485     $      2,200     $     13,837    $       9,556
                                                                    ============     ============     ============    =============
DILUTED EARNINGS PER COMMON SHARE
           Net income                                               $       0.09     $       0.07     $       0.48    $        0.35
           Net operating income                                     $       0.08     $       0.08     $       0.47    $        0.33
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    29,439,194       29,301,782       29,420,508       29,268,799

GAAP RATIOS:
           Loss & LAE ratio                                                 70.0%            69.5%            67.9%            70.1%
           Other underwriting expense ratio                                 32.6%            33.6%            33.5%            34.3%
                                                                    ------------     ------------     ------------    -------------
           GAAP combined ratio                                             102.6%           103.1%           101.4%           104.4%
                                                                    ============     ============     ============    =============

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                         PAGE 7

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                            FOR THE QUARTER                  FOR THE YEAR
                                                                           ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                                     ----------------------------     -------------------------
(IN THOUSANDS)                                                          2004             2003            2004             2003
--------------                                                       -----------       ----------     ----------       ---------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                   $    58,734       $   47,404     $  214,493       $ 151,205

Consolidated net loss and LAE (1)                                    $    38,774       $   30,820     $  135,938       $  98,472
Intercompany claim fees                                                    2,315            2,137          9,691           7,514
                                                                     -----------       ----------     ----------       ---------
Unconsolidated net loss and LAE                                      $    41,089       $   32,957     $  145,629       $ 105,986
                                                                     ===========       ==========     ==========       =========

           GAAP loss and LAE ratio                                          70.0%            69.5%          67.9%           70.1%

Consolidated policy acquisition and other underwriting expenses (1)  $     8,839       $    7,873     $   33,424       $  23,606
Intercompany administrative and other underwriting fees                   10,327            8,071         38,359          28,296
                                                                     -----------       ----------     ----------       ---------
unconsolidated policy acquisition and other underwriting expenses    $    19,166       $   15,944     $   71,783       $  51,902
                                                                     ===========       ==========     ==========       =========

           GAAP other underwriting expense ratio                            32.6%            33.6%          33.5%           34.3%

GAAP combined ratio                                                        102.6%           103.1%         101.4%          104.4%

                                                                        2004              2003           2004            2003
                                                                     -----------       ----------     ----------       ---------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
           Management fees                                           $     3,696       $    4,041     $   16,253       $  18,751
           Claims fees                                                     1,780            3,156         13,207          14,756
           Loss control fees                                                 545              574          2,174           2,303
           Reinsurance brokerage                                             119               90            420             308
                                                                     -----------       ----------     ----------       ---------
Total managed programs                                                     6,140            7,861         32,054          36,118
Agency commissions                                                         4,494            3,605         17,690          14,954
Intersegment revenue                                                      (2,893)          (1,605)        (9,209)         (5,781)
                                                                     -----------       ----------     ----------       ---------
Net commissions and fees                                                   7,741            9,861         40,535          45,291
Intercompany commissions and fees                                         12,642           10,208         48,050          35,810
                                                                     -----------       ----------     ----------       ---------
Gross commissions and fees                                           $    20,383       $   20,069     $   88,585       $  81,101
                                                                     ===========       ==========     ==========       =========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 8

                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)                                            2002A          Q103A          Q203A          Q303A
-------------------------                                            -----          -----          -----          -----
SUMMARY DATA
  Gross premiums written                                          $    183,637   $     68,789   $     56,220   $     65,839
  Net premiums written                                                 139,795         51,802         40,177         50,568

INCOME STATEMENT

REVENUES
  Net premiums earned                                             $    145,383   $     27,384   $     36,230   $     40,187
  Commissions and fees (net)                                            37,581         13,356         11,271         10,803
  Net Investment income                                                 13,958          3,353          3,577          3,197
  Net capital gains (losses)                                               666            205            374            299
  (Loss) gain on sale of subsidiary                                        199              -              -              -
                                                                  ------------   ------------   ------------   ------------
   TOTAL REVENUES                                                      197,787         44,298         51,452         54,486

EXPENSES
  Net losses & loss adjustment expenses                                 98,734         17,186         24,109         26,357
  Policy acquisition and other underwriting expenses                    33,573          3,745          5,993          5,995
  Other administrative expenses                                         22,612          6,660          4,940          5,623
  Salaries & employee benefits                                          37,659         11,932         11,868         12,372
  Gain on debt reduction                                                  (359)             -              -              -
  Interest on notes payable                                              3,021            237            212            207
                                                                  ------------   ------------   ------------   ------------
   TOTAL EXPENSES                                                      195,240         39,760         47,122         50,554

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                           2,547          4,538          4,330          3,932
  Federal income tax (benefit) expense                                     897          1,782          1,651          1,432
  Equity earnings of affiliates                                              -              -              -              -
                                                                  ------------   ------------   ------------   ------------
NET (LOSS) INCOME                                                 $      1,650   $      2,756   $      2,679   $      2,500

  Net realized capital (loss) gain, net of tax                             571            135            247            197
                                                                  ------------   ------------   ------------   ------------
OPERATING (LOSS) INCOME                                           $      1,079   $      2,621   $      2,432   $      2,303
                                                                  ============   ============   ============   ============

  Weighted average common shares outstanding                        20,543,878     29,510,681     29,261,119     29,169,826
  Shares O/S at end of the period                                   29,591,494     29,363,694     29,022,394     29,022,435

PER SHARE DATA (DILUTED)
  Net (loss) income                                               $       0.08   $       0.09   $       0.09   $       0.09
  Net realized capital (loss) gain, net of tax                    $       0.03   $          -   $       0.01   $       0.01
  Operating (loss) income                                         $       0.05   $       0.09   $       0.08   $       0.08

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     72.1%          69.0%          71.1%          70.6%
GAAP Expense ratio                                                        36.5%          36.4%          35.3%          32.8%
                                                                  ------------   ------------   ------------   ------------
GAAP COMBINED RATIO                                                      108.6%         105.4%         106.4%         103.4%
                                                                  ============   ============   ============   ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                $    145,383   $     27,384   $     36,230   $     40,187

Consolidated net loss and LAE                                     $     98,734   $     17,186   $     24,109   $     26,357
Intercompany claim fees                                                  6,154          1,720          1,635          2,022
                                                                  ------------   ------------   ------------   ------------
Unconsolidated net loss and LAE                                   $    104,888   $     18,906   $     25,744   $     28,379
                                                                  ============   ============   ============   ============

  GAAP NET LOSS AND LAE RATIO                                             72.1%          69.0%          71.1%          70.6%

Consolidated Policy acquisition and other underwriting expenses   $     33,573   $      3,745   $      5,993   $      5,995
Intercompany administrative and other underwriting fees                 19,445          6,235          6,784          7,206
                                                                  ------------   ------------   ------------   ------------
Unconsolidated policy acquisition and other underwriting expenses $     53,018   $      9,980   $     12,777   $     13,201
                                                                  ============   ============   ============   ============

  GAAP EXPENSE RATIO                                                      36.5%          36.4%          35.3%          32.8%

GAAP COMBINED RATIO                                                      108.6%         105.4%         106.4%         103.4%

UNCONSOLIDATED COMMISSIONS & FEES
  Managed programs:
   Management fees                                                $     12,761   $      5,348   $      4,840   $      4,522
   Claims fees                                                           8,076          4,382          3,755          3,463
   Loss control fees                                                     2,590            577            549            603
   Reinsurance brokerage                                                   309             55            106             57
                                                                  ------------   ------------   ------------   ------------
  Total managed programs                                                23,736         10,362          9,250          8,645
  Agency commissions                                                    14,330          4,147          3,675          3,527
  Intersegment commissions and fees                                       (485)        (1,153)        (1,654)        (1,369)
                                                                  ------------   ------------   ------------   ------------
  Net Commissions and fees                                              37,581         13,356         11,271         10,803
  Intercompany commissions and fees                                     25,599          7,955          8,419          9,228
                                                                  ------------   ------------   ------------   ------------
  Gross commissions and fees                                      $     63,180   $     21,311   $     19,690   $     20,031
                                                                  ============   ============   ============   ============

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)                                             Q403A          2003A          Q104A          Q204A
-------------------------                                             -----          -----          -----          -----
SUMMARY DATA
  Gross premiums written                                          $     62,432   $    253,280   $     81,054   $     70,871
  Net premiums written                                                  47,280        189,827         62,951         53,025

INCOME STATEMENT

REVENUES
  Net premiums earned                                             $     47,404   $    151,205   $     49,713   $     53,083
  Commissions and fees (net)                                             9,861         45,291         11,281          8,844
  Net Investment income                                                  3,357         13,484          3,597          3,547
  Net capital gains (losses)                                               (55)           823           (120)           (32)
  (Loss) gain on sale of subsidiary                                          -              -              -              -
                                                                  ------------   ------------   ------------   ------------
   TOTAL REVENUES                                                       60,567        210,803         64,471         65,442

EXPENSES
  Net losses & loss adjustment expenses                                 30,820         98,472         32,509         32,826
  Policy acquisition and other underwriting expenses                     7,873         23,606          7,546          8,870
  Other administrative expenses                                          6,009         23,232          6,096          6,469
  Salaries & employee benefits                                          12,066         48,238         12,808         12,325
  Gain on debt reduction                                                     -              -              -              -
  Interest on notes payable                                                321            977            315            528
                                                                  ------------   ------------   ------------   ------------
   TOTAL EXPENSES                                                       57,089        194,525         59,274         61,018

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                           3,478         16,278          5,197          4,424
  Federal income tax (benefit) expense                                   1,317          6,182          1,988          1,546
  Equity earnings of affiliates                                              3              3             23            (58)
                                                                  ------------   ------------   ------------   ------------
NET (LOSS) INCOME                                                 $      2,164   $     10,099   $      3,232   $      2,820

  Net realized capital (loss) gain, net of tax                             (36)           543            (79)           (21)
                                                                  ------------   ------------   ------------   ------------

OPERATING (LOSS) INCOME                                           $      2,200   $      9,556   $      3,311   $      2,841
                                                                  ============   ============   ============   ============

  Weighted average common shares outstanding                        29,301,782     29,268,799     29,395,208     29,459,390
  Shares O/S at end of the period                                   29,022,435     29,022,435     29,034,433     29,040,733

PER SHARE DATA (DILUTED)
  Net (loss) income                                               $       0.07   $       0.35   $       0.11   $       0.10
  Net realized capital (loss) gain, net of tax                    $      (0.01)  $       0.02   $          -   $          -
  Operating (loss) income                                         $       0.08   $       0.33   $       0.11   $       0.10

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     69.5%          70.1%          70.2%          66.5%
GAAP Expense ratio                                                        33.6%          34.3%          31.8%          34.7%
                                                                  ------------   ------------   ------------   ------------
GAAP COMBINED RATIO                                                      103.1%         104.4%         102.0%         101.2%
                                                                  ============   ============   ============   ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                $     47,404   $    151,205   $     49,713   $     53,083

Consolidated net loss and LAE                                     $     30,820   $     98,472   $     32,509   $     32,826
Intercompany claim fees                                                  2,137          7,514          2,402          2,463
                                                                  ------------   ------------   ------------   ------------
Unconsolidated net loss and LAE                                   $     32,957   $    105,986   $     34,911   $     35,289
                                                                  ============   ============   ============   ============

  GAAP NET LOSS AND LAE RATIO                                             69.5%          70.1%          70.2%          66.5%

Consolidated Policy acquisition and other underwriting expenses   $      7,873   $     23,606   $      7,546   $      8,870
Intercompany administrative and other underwriting fees                  8,071         28,296          8,270          9,575
                                                                  ------------   ------------   ------------   ------------
Unconsolidated policy acquisition and other underwriting expenses $     15,944   $     51,902   $     15,816   $     18,445
                                                                  ============   ============   ============   ============

  GAAP EXPENSE RATIO                                                      33.6%          34.3%          31.8%          34.7%

GAAP COMBINED RATIO                                                      103.1%         104.4%         102.0%         101.2%

UNCONSOLIDATED COMMISSIONS & FEES
  Managed programs:
   Management fees                                                $      4,041   $     18,751   $      4,711   $      3,898
   Claims fees                                                           3,156         14,756          2,701          2,728
   Loss control fees                                                       574          2,303            545            532
   Reinsurance brokerage                                                    90            308            147            (30)
                                                                  ------------   ------------   ------------   ------------
  Total managed programs                                                 7,861         36,118          8,104          7,128
  Agency commissions                                                     3,605         14,954          4,779          3,993
  Intersegment commissions and fees                                     (1,605)        (5,781)        (1,602)        (2,277)
                                                                  ------------   ------------   ------------   ------------
  Net Commissions and fees                                               9,861         45,291         11,281          8,844
  Intercompany commissions and fees                                     10,208         35,810         10,672         12,038
                                                                  ------------   ------------   ------------   ------------
  Gross commissions and fees                                      $     20,069   $     81,101   $     21,953   $     20,882
                                                                  ============   ============   ============   ============

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)                                             Q304A          Q404A          2004A
-------------------------                                             -----          -----          -----
SUMMARY DATA
  Gross premiums written                                          $     79,234   $     82,334   $    313,493
  Net premiums written                                                  56,303         61,682        233,961

INCOME STATEMENT

REVENUES
  Net premiums earned                                             $     52,963   $     58,734   $    214,493
  Commissions and fees (net)                                            12,669          7,741         40,535
  Net Investment income                                                  3,757          4,010         14,911
  Net capital gains (losses)                                                79            412            339
  (Loss) gain on sale of subsidiary                                          -              -              -
                                                                  ------------   ------------   ------------
   TOTAL REVENUES                                                       69,468         70,897        270,278

EXPENSES
  Net losses & loss adjustment expenses                                 31,829         38,774        135,938
  Policy acquisition and other underwriting expenses                     8,169          8,839         33,424
  Other administrative expenses                                          6,802          6,597         25,964
  Salaries & employee benefits                                          14,284         12,880         52,297
  Gain on debt reduction                                                     -              -              -
  Interest on notes payable                                                686            752          2,281
                                                                  ------------   ------------   ------------
   TOTAL EXPENSES                                                       61,770         67,842        249,904

(LOSS) INCOME BEFORE TAXES AND EQUITY EARNINGS                           7,698          3,055         20,374
  Federal income tax (benefit) expense                                   2,509            309          6,352
  Equity earnings of affiliates                                             63             11             39
                                                                  ------------   ------------   ------------
NET (LOSS) INCOME                                                 $      5,252   $      2,757   $     14,061

  Net realized capital (loss) gain, net of tax                              52            272            224
                                                                  ------------   ------------   ------------

OPERATING (LOSS) INCOME                                           $      5,200   $      2,485   $     13,837
                                                                  ============   ============   ============

  Weighted average common shares outstanding                        29,425,674     29,439,194     29,420,508
  Shares O/S at end of the period                                   29,067,883     29,074,832     29,074,832

PER SHARE DATA (DILUTED)
  Net (loss) income                                               $       0.18   $       0.09   $       0.48
  Net realized capital (loss) gain, net of tax                    $          -   $       0.01   $       0.01
  Operating (loss) income                                         $       0.18   $       0.08   $       0.47

OPERATING RATIO ANALYSIS

GAAP Loss & LAE ratio                                                     64.8%          70.0%          67.9%
GAAP Expense ratio                                                        34.7%          32.6%          33.5%
                                                                  ------------   ------------   ------------
GAAP COMBINED RATIO                                                       99.5%         102.6%         101.4%
                                                                  ============   ============   ============

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                $     52,963   $     58,734   $    214,493

Consolidated net loss and LAE                                     $     31,829   $     38,774   $    135,938
Intercompany claim fees                                                  2,511          2,315          9,691
                                                                  ------------   ------------   ------------
Unconsolidated net loss and LAE                                   $     34,340   $     41,089   $    145,629
                                                                  ============   ============   ============

  GAAP NET LOSS AND LAE RATIO                                             64.8%          70.0%          67.9%

Consolidated Policy acquisition and other underwriting expenses   $      8,169   $      8,839   $     33,424
Intercompany administrative and other underwriting fees                 10,187         10,327         38,359
                                                                  ------------   ------------   ------------
Unconsolidated policy acquisition and other underwriting expenses $     18,356   $     19,166   $     71,783
                                                                  ============   ============   ============

  GAAP EXPENSE RATIO                                                      34.7%          32.6%          33.5%

GAAP COMBINED RATIO                                                       99.5%         102.6%         101.4%

UNCONSOLIDATED COMMISSIONS & FEES
  Managed programs:
   Management fees                                                $      3,948   $      3,696   $     16,253
   Claims fees                                                           5,998          1,780         13,207
   Loss control fees                                                       552            545          2,174
   Reinsurance brokerage                                                   184            119            420
                                                                  ------------   ------------   ------------
  Total managed programs                                                10,682          6,140         32,054
  Agency commissions                                                     4,424          4,494         17,690
  Intersegment commissions and fees                                     (2,437)        (2,893)        (9,209)
                                                                  ------------   ------------   ------------
  Net Commissions and fees                                              12,669          7,741         40,535
  Intercompany commissions and fees                                     12,698         12,642         48,050
                                                                  ------------   ------------   ------------
  Gross commissions and fees                                      $     25,367   $     20,383   $     88,585
                                                                  ============   ============   ============